EXHIBIT 3.2
                                 BY-LAWS

                                    OF

                           SPARTAN MOTORS, INC.
                   (Restated to Reflect all Amendments)


                                 ARTICLE I

          SECTION 1. PLACE OF MEETINGS. Every meeting of the stockholders of Spartan Motors, Inc. (hereinafter called the corporation) shall be held at the principal office of the corporation in the State of Michigan or at such other place in said State as shall be specified in the notice of said meeting given as hereinafter provided or in a Waiver of Notice thereof signed by all the stockholders of the Corporation.

          SECTION 2. ANNUAL MEETINGS. Each annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the April 30 of each year (or, if that day shall be a legal holiday, then on the next succeeding business day) at 3:00 PM or at such hour as may be specified in a Waiver of Notice thereof signed by all the stockholders of the Corporation.

          SECTION 3. SPECIAL MEETINGS. Special Meetings of the stockholders for any purpose or purposes, unless otherwise regulated by statute, may be called by resolution of the Board of Directors of the Corporation (hereinafter called the Board) or by the President or Secretary.

          SECTION 4. NOTICE OF MEETINGS. Notice of every meeting of the stockholders shall be in writing and signed by the President or Vice-President or the Secretary or an Assistant Secretary of the Corporation.
Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place within the state where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than five nor more than forty days before the meeting. If mailed, it shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Such notice shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall in writing or by telegraph waive notice thereof. Notice of any adjourned meeting need not be given, except when expressly required by law.

          SECTION 5. QUORUM. Except as otherwise provided by law, the presence in person or by proxy of a majority in voting interest of the stock issued and outstanding and entitled to vote thereat shall constitute a quorum and each meeting of the stockholders for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time until a quorum is present thereat. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 6. VOTING. Unless otherwise provided in the Certificate of Incorporation of the Corporation or other certificates filed pursuant to law, each holder of record of shares of stock having voting power shall at each meeting of the stockholders be entitled to one vote for every share of stock of the Corporation standing in his name on the books of the Corporation, and may vote either in person or by proxy. At all meetings of stockholders, a quorum being present, all matters, except those, the manner of deciding upon which is otherwise expressly regulated by law or by the Certificate of Incorporation of the Corporation or these By-Laws, shall be decided by the vote of a majority in voting interest of stockholders present in person or by proxy and entitled to vote thereat. Except in the case of a vote for the election of directors unless demanded by a stockholder present in person or represented by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting, the vote thereat on any other question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot on any question or at the direction of such chairman that a vote by ballot be taken on any question such vote shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and it shall show the number of shares voted by him. Except as otherwise required by law or by these By-Laws all voting may be viva voce.

                                ARTICLE II

                                 DIRECTORS

          SECTION 1. GENERAL POWERS. The Board shall manage the business and affairs of the Corporation and may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

          SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors of the Corporation shall be such number, not less than one nor more than nine, as shall from time to time be determined by the Board, and in the absence of such determination, shall be three. All directors shall be of full age and at least one of them shall be a citizen of the United States and a resident of the State of Michigan. The term of office of each director shall be from the time of his election and qualification until the

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annual meeting of stockholders next succeeding his election and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner provided in Section 9 of this Article II. Directors need not be stockholders.

          SECTION 3. ELECTION OF DIRECTORS. At each meeting of stockholders for the election of directors at which a quorum shall be present, the persons receiving a plurality of votes cast shall be deemed elected.

          SECTION 4.  QUORUM AND MANNER OF ACTING.  Except as provided in
Section 10 of this Article II, a majority of the whole Board shall
constitute a quorum for the transaction of business at any meeting.   Any
act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which such adjournment shall be taken.

          SECTION 5. PLACE OF MEETING. The Board may hold its meetings at such place or places within or without the State of Michigan as the Board from time to time may determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

          SECTION 6. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and places as the Board by resolution may determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day at said place.

          SECTION 7. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the President or by any two of the directors.

          SECTION 8. NOTICE OF MEETINGS. Notice of each regular and special meeting of the Board, stating the time, place and purpose thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegraph, or be delivered personally or by telephone, at least one (1) day before the day on which the meeting is to be held, but notice need not be given to any director if such notice shall be waived by him and any business may be transacted by the Board at a meeting at which every member of the Board shall be present, though held without notice.

          SECTION 9. REMOVAL OF DIRECTORS. Any director may be removed at any time, either without or with cause, by the affirmative vote of the holders of a majority of the stock of the Corporation issued and

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outstanding and entitled to vote, given at a special meeting of such stockholders called for that purpose; and the vacancy in the Board caused by any such removal may be filled by the stockholders at such meetings.

          SECTION 10. VACANCIES. Any vacancy in the Board caused by death, resignation, removal, increase in the number of directors or any other cause, may be filled for the unexpired term of a majority vote of the remaining directors, though less than a quorum, or by the stockholders at the next annual meeting or at any special meeting called for the purpose.

          SECTION 11. COMPENSATION. Each director, in consideration of his serving as such, shall be entitled to receive from this Corporation such amount per annum of such fees for attendance at directors' meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing in this Section contained shall preclude any director from serving the Corporation, its affiliates or subsidiaries in any other capacity and receiving proper compensation therefor.

                                ARTICLE III

                                 OFFICERS

          SECTION 1. NUMBER. The executive officers of the Corporation shall be the Chief Executive Officer who shall be a member of the Board, the President, who shall be a member of the Board, a Vice-President, a Secretary and a Treasurer; and there may be, in addition, such subordinate officers, agents and employees as shall be appointed in accordance with the provisions of Article III, Section 3 of these Bylaws. One person may hold the office of, and perform the duties of, any two or more offices. The Board may require any such officer, agent or employee to give security for the faithful performance of his duties.

          SECTION 2. ELECTION, TERM OF OFFICE, QUALIFICATION. The executive officers of the Corporation shall be chosen annually by the Board, each thereof to hold office for one year or until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign, or shall have been removed in the manner hereinafter provided.

          SECTION 3. SUBORDINATE OFFICERS, ETC. The Board may appoint such subordinate officers, agents or employees as the Board may deem necessary or advisable, including one or more additional Vice-Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, having such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time determine. The Board may delegate to any executive officer or to any committee the power to appoint any such additional officers, agents or employees.

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          SECTION 4.  REMOVAL.  Any officer of the Corporation may be removed, either with or without cause, at any time by resolution adopted by a majority of the whole Board at a special meeting thereof called for that purpose, or, except in the case of any officer elected by the Board, by any committee or executive officer upon whom such power of removal may be conferred by the Board.

          SECTION 5. VACANCIES. Any vacancy in any office, because of death, resignation, removal, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed in Sections 2 and 3 of this Article III for election or appointment to such office.

          SECTION 6. CHIEF EXECUTIVE OFFICER. The CEO shall have general supervision over the business of the corporation, subject to the control of the Board. The CEO shall, if present, preside at each meeting of the stockholders and of the Board. The CEO shall see that all orders and resolutions of the Board are carried into effect. The CEO shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Bylaws.

          SECTION 7. THE PRESIDENT. The President shall be the chief operating officer of the Corporation and shall have general supervision over the operations of the Corporation, subject to the control of the CEO and the Board. At the request of the CEO, or in the case of CEO's absence or inability to act, the President shall perform the duties of the CEO, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the CEO. The President may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation; and he may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or where any thereof shall be required by law otherwise to be signed, executed and delivered, and he may affix the seal of the Corporation to any instrument which shall require it. In general, he shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors.

          SECTION 8. VICE-PRESIDENT. Each Vice-President shall have such powers and perform such duties as the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of his absence or inability to act, the Vice-President, if there shall be more than one Vice-President then in office, that one of them who shall be designated for the purpose by the President or by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

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          SECTION 9.  THE TREASURER.  The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such banks or other depositaries as may be designated by the Board; he shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Directors at the regular meetings of the Board or whenever they may require it, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board. He may sign, with the President or a Vice-President, certificates of stock of the Corporation.

          SECTION 10. THE SECRETARY. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the Stockholders; he shall cause to be given notice of all meetings of the stockholders and directors; he shall be custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to all certificates for shares of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board; he shall have charge of the stock book and also of the other books, records and papers of the Corporation relating to its organization as a corporation, and shall see that the reports, statements and other documents required by law are properly kept or filed; and he shall in general perform all the duties incident to the office of Secretary. He may sign, with the President, certificates of stock of the Corporation. He shall also have such powers and perform such duties as are assigned to him by these By-Laws, and he shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as the Board shall from time to time prescribe.

          SECTION 11. SALARIES. The salaries of the officers of the Corporation, if any, shall be fixed from time to time by the Board, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a member of the Board; and any officer who shall also be a member of the Board shall be entitled to vote in the determination of the amount of the salary that shall be paid to him.

                                ARTICLE IV

                               RESIGNATIONS

          Any director or other officer may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of

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the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

                                 ARTICLE V

              CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          SECTION 1. EXECUTION OF CONTRACTS. In addition to the provisions of Article III, Section 6 of these By-Laws, the Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; except as is provided by Article III, Section 6 of these By-Laws with respect to the powers and authority of the President, and, unless so authorized by the Board or expressly authorized by these By-Laws No officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

          SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by resolution of the Board, except that the President of the Corporation is authorized to contract loans or issue negotiable paper on behalf of the Corporation and in its name to the extent of $10,000.00.
When authorized by the Board so to do, any officer or agent of the Corporation thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Corporation and may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

          SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, and other orders for the payment of monies out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

          SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation such banks, trust companies or other depositaries as the Board may select or may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board; and, for the purpose of such deposit, the President, any Vice-President, the Treasurer, the Secretary or any other officer or agent or employee of the Corporation to whom such power may be delegated by the Board may endorse, assign and deliver checks, drafts and other orders for the payment of monies which are payable to the order of the Corporation.

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                                ARTICLE VI

                                   STOCK

          SECTION 1. CERTIFICATES. Certificates of stock shall be in such form as shall be approved by the Board and shall be issued and signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation.

          SECTION 2. TRANSFERS. Transfers of stock shall be made only on the books of the Corporation by the holder of the shares in person, or by his duly authorized attorney or legal representative, and upon surrender and cancellation of certificates for a like number of shares. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

          SECTION 3. CLOSING OF TRANSFER BOOKS. The Board may fix a day not more than forty days prior to the day of holding any meeting of the stockholders of the Corporation as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined and only the stockholders of record on such day shall be entitled to notice of or to vote at such meeting. The books for the transfer of the shares of the Corporation may be closed for the payment of a dividend or of dividends or for any other purpose permitted by law during such period, not exceeding forty days, as the Board shall determine.

                                ARTICLE VII

                                 DIVIDENDS

          Subject to the provisions of the Certificate of Incorporation of the Corporation, and to the extent permitted by law, the Board may declare dividends on the shares of the Corporation at such times and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. Before payment of any dividend or making any distribution of profits, the Board may set aside out the surplus or net profits of the Corporation such sum or sums as the Board from time to time, in its absolute discretion, shall deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall deem conducive to the best interests of the Corporation.

                               ARTICLE VIII

                             OFFICES AND BOOKS

          SECTION 1. OFFICES. The principal offices of the Corporation shall be at such place in the city of Charlotte, County of Eaton, as the Board may determine. The Board may from time to time and at any time

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establish other offices of the Corporation or branches of its business at whatever place or places seem to it expedient.

          SECTION 2. BOOKS. There shall be kept at the office of the Corporation in the State of Michigan correct books of the business and transactions of the Corporation, a copy of these By-Laws and the stock book of the Corporation, which shall contain the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their respective places of residence, the number of shares held by them respectively, the time when they, respectively, became the owners thereof and the amount paid thereon.

                                ARTICLE IX

                                   SEAL

          The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures indicating the year and state in which the Corporation was incorporated and such other words or figures as the Board may approve and adopt.

                                 ARTICLE X

                                FISCAL YEAR

          The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                ARTICLE XI

                             WAIVER OF NOTICE

          Whenever under the provisions of any law of the State of Michigan or the Certificate of Incorporation, as amended, or these By-Laws or any resolution of the Board, the Corporation or the Board is authorized to take any action after notice to stockholders or directors or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if, at any time before or after such action shall be completed, such notice or lapse of time shall be waived in writing by the person or persons entitled to said notice or entitled to participate in the action to be taken, or, in the case of a stockholder, by an attorney thereunto authorized.

          Any meeting at which all stockholders or, in the case of a meeting of the Board, all directors are present, or with respect to which notice is waived by any absent stockholder or directors, may be held at any time, for any purpose and at any place, and shall be deemed to have been validly called and held; and all acts done and business conducted at any such meeting shall be deemed valid in all respects.

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                                ARTICLE XII

                                 AMENDMENTS

          The By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, at any annual or special meeting, by the stockholders having voting power, or at any regular or special meeting of the Board, by vote of a majority of the whole Board, provided that the proposed action in respect thereof shall be stated in the notice of such meeting, or that such notice shall be waived.









































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